EXHIBIT 99.2

November 4, 2010

Dear Trust Preferred Security Holder:

Majestic USA Capital, Inc. (formerly known as CRM USA Holdings Inc.), the sponsor for CRM USA Holdings Trust I (the “Trust”), is soliciting consents to enter into (1) a Supplemental Indenture to the Indenture governing the terms of the Junior Subordinated Debentures due 2036 (the “Supplemental Indenture”) and (2) Amendment No. 1 to the Amended Declaration of Trust of CRM USA Holdings Trust I under which the Trust Preferred Securities due 2036 (the “Trust Preferred Securities”) were issued (“Amendment No. 1 to the Declaration of Trust” and, together with the Supplemental Indenture, collectively, the “Proposed Amendments”). These actions are subject to approval by the holders of record (as of October 28, 2010) of a majority in liquidation amount of the Trust Preferred Securities.

This consent solicitation is being conducted in connection with the previously announced acquisition of our parent company, Majestic Capital, Ltd. (“Majestic Capital”), by Bayside Equity Holdings LLC (formerly known as Bayside Capital Partners LLC)(“Bayside”). The Proposed Amendments are a condition to the consummation of the acquisition and seek to modify the terms of certain covenants and events of default contained in the Indenture and the Declaration of Trust. The purpose of the Proposed Amendments is to provide us with greater operating flexibility if, following the closing of the acquisition, circumstances arise that prevent successful execution of our business plan, such as an adverse regulatory action, a downgrade by A.M. Best Company, Inc. to our financial strength rating, unfavorable litigation outcomes, intense price competition or continued economic weakness.

The acquisition is conditioned on the success of this consent solicitation, which applies only to the adoption of the Proposed Amendments. You are not being asked to consent to the acquisition or to tender the Trust Preferred Securities that you hold.

If we obtain the requisite amount of consents, we and The Bank of New York Mellon Trust Company, National Association (formerly The Bank of New York Trust Company, National Association), as trustee, will be able to enter into the Proposed Amendments, which will allow Majestic Capital to complete the acquisition with Bayside. If we do not receive the requisite amount of consents, the Proposed Amendments will not be adopted and Majestic Capital will not be able to complete the acquisition with Bayside. If the acquisition is not completed, then we may not be able to continue as a going concern and may be forced to seek relief through a filing under the U.S. Bankruptcy Code.

This solicitation is being made on the terms and subject to the conditions set forth in the accompanying Notice of Consent Solicitation, which describes the terms of the Proposed Amendments. The Notice of Consent Solicitation is being sent on or about November 4, 2010 to all holders of record of the Trust Preferred Securities as of October 28, 2010. Also enclosed you will find your Consent Form and postage-paid return envelope. Please complete and sign the Consent Form and return it in the enclosed envelope. Consents must be submitted to The Bank of New York Mellon by 5:00 p.m., Eastern Standard Time, on December 3, 2010.

Your response to this solicitation is important. Failure to return the enclosed Consent Form will have the same effect as a vote against the Proposed Amendments.

Sincerely,

/s/ James J. Scardino
James J. Scardino
Chief Executive Officer

Definitive copies of this Consent Solicitation material are intended to be released to holders of the Trust Preferred Securities on or about November 4, 2010.

NOTICE OF CONSENT SOLICITATION

MAJESTIC USA CAPITAL, INC.
2515 South Road
P.O. Box 1999
Poughkeepsie, New York 12601

Solicitation of Consents Relating to
CRM USA Holdings Trust I
Trust Preferred Securities due 2036

CUSIP No: 12627NAA5
Pursuant to the Consent Solicitation Statement

Dated November 4, 2010

THIS CONSENT SOLICITATION EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, DECEMBER 3, 2010, UNLESS OTHERWISE EXTENDED (SUCH DATE AND TIME, AS MAY BE EXTENDED, THE “EXPIRATION TIME”). CONSENTS MAY BE REVOKED ONLY ON THE TERMS AND CONDITIONS SET FORTH HEREIN.

Majestic USA Capital, Inc., (formerly known as CRM USA Holdings Inc.), a Delaware corporation (the “Company,” “we,” “us,” or “our”), is furnishing this Notice of Consent Solicitation (as the same may be amended or supplemented from time to time, the “Notice”) and the accompanying form of consent (the “Consent Form” and, together with the Notice and other documents related to the Consent Solicitation, as defined below, the “Consent Documents”) to the holders of record at 5:00 p.m., New York City time, on October 28, 2010 (the “Record Date”) of the Trust Preferred Securities due 2036 (the “Trust Preferred Securities”) of CRM USA Holdings Trust I, a Delaware statutory trust (the “Trust”), in connection with the solicitation (the “Consent Solicitation”) of consents (the “Consents”) to amendments to certain provisions of the Indenture, dated as of November 14, 2006 (the “Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, National Association (formerly The Bank of New York, National Association), as trustee (the “Trustee”), and to the Amended Declaration of Trust of the Trust, dated November 14, 2006 (the “Declaration of Trust”), under which the Trust Preferred Securities were issued. All capitalized terms used herein but not defined in this Notice have the meanings ascribed to them in the Indenture or the Declaration of Trust, as the case may be.

The purpose of the Consent Solicitation is to amend the Indenture and the Declaration of Trust in connection with an Agreement and Plan of Merger and Amalgamation (the “Merger Agreement”), dated as of September 21, 2010, among Bayside Equity Holdings LLC (formerly known as Bayside Capital Partners LLC)(“Bayside”), Majestic Acquisition Corp., and Majestic Capital, Ltd. (“Majestic Capital”). The proposed amendments, which are a condition to closing the Merger Agreement, seek to modify the terms of certain covenants and events of default contained in the Indenture and Declaration of Trust. The purpose of the proposed amendments is to provide us with greater operating flexibility if, following the closing of the merger with Bayside, circumstances arise that prevent successful execution of our business plan, such as an adverse regulatory action, a downgrade by A.M. Best Company, Inc. to our financial strength rating, unfavorable litigation outcomes, intense price competition or continued economic weakness. Specifically, we are seeking to make the following amendments to the Indenture and Declaration of Trust (the “Proposed Amendments”):

•
include a definition for “Premium Volume” which will mean the aggregate of (1) direct written premium and assumed written premium (as such terms are defined by applicable statutory accounting practices) generated from insurance policies written by our insurance company subsidiaries and (2) direct written premium and assumed written premium (as such terms are defined by applicable statutory accounting practices) produced or managed under our insurance services segment, including premiums produced or managed as an insurance producer, managing general agent or managing general underwriter;

•	amend Section 5.01(h) of the Indenture (which defines certain events as Events of Default (as defined in the Indenture)) to:

—
modify the Events of Default to provide that an Event of Default will occur if (1) the dollar amount of the Company’s Premium Volume in any calendar year fails to exceed 51% of the Company’s Premium Volume in the previous calendar year or (2) the Company sells more than 51% of its rights to renew its Premium Volume in one or more transactions over the course of a twelve (12) month period;

—	eliminate the downgrade in our A.M. Best rating below B- or the withdrawal of our A.M. Best rating as an Event of Default;

•
amend Section 3.08 of Indenture (which contains restrictive covenants on our ability to, among other things, declare dividends and incur additional indebtedness) to (1) make changes to the restrictive covenants in Section 3.08 that conform to the changes to Section 5.01(h) and (2) limit the restrictive covenants in Section 3.08 to Affiliates (as defined in the Indenture) of us or Majestic Capital that are controlled by us or Majestic Capital; and

•	amend the Declaration of Trust to conform the terms of the Common Securities and Capital Securities to the amendments made to the Indenture.

The Consent Solicitation applies only to the adoption of the Proposed Amendments. You should not tender any of your Trust Preferred Securities in connection with this Consent Solicitation. We are seeking Consents to all of the Proposed Amendments as a single proposal. Accordingly, any Consent purporting to consent only to some of the Proposed Amendments shall constitute the Holder’s approval of all of the Proposed Amendments. After the receipt of the consent of not less than a majority in outstanding liquidation amount of Trust Preferred Securities (the “Required Consents”), then the Proposed Amendments will be effected by a Supplemental Indenture (the “Supplemental Indenture”), substantially in the form attached hereto as Appendix A, and an Amendment No. 1 to the Declaration of Trust (“Declaration of Trust Amendment”), substantially in the form attached hereto as Appendix B. Promptly following receipt of the Required Consents, we intend to execute the Supplemental Indenture and Declaration of Trust Amendment containing the Proposed Amendments. Adoption of the Proposed Amendments is a condition to the consummation of the transactions contemplated by the Merger Agreement.

The Consent Solicitation is being made to all persons in whose name a Trust Preferred Security was registered at the Record Date and their duly designated proxies. As of the Record Date, Cede & Co., as nominee for The Depository Trust Company (“DTC”) is the sole holder of record of the Trust Preferred Securities. Under the Indenture and Declaration of Trust, only holders of record of the Trust Preferred Securities have rights under the Indenture and Declaration of Trust, including the right to consent to the Proposed Amendments. Accordingly, DTC will issue an “omnibus proxy” authorizing participants in DTC (“DTC Participants” and, together with all other registered holders of Trust Preferred Securities as of the Record Date, if any, the “Holders”) as of the Record Date to execute Consents on behalf of Cede & Co. A beneficial owner of an interest in Trust Preferred Securities held through a DTC Participant must properly instruct such DTC Participant to cause a Consent to be given in respect of such Trust Preferred Securities on such beneficial owner’s behalf.

We have appointed The Bank of New York Mellon as tabulation agent (the “Tabulation Agent”) for Consents with respect to the Consent Solicitation. We have also retained Georgeson Inc. as the solicitation agent (the “Solicitation Agent”) with respect to the Consent Solicitation.

None of the Trustee, the Solicitation Agent or the Tabulation Agent makes any recommendation as to whether or not Holders should deliver Consents in response to the Consent Solicitation.

The Solicitation Agent for the Consent Solicitation is:

TABLE OF CONTENTS

Important Information	1
Available Information	2
Documents Incorporated by Reference	2
Forward-Looking Statements	2
Summary of the Consent Solicitation	4
Background of the Consent Soliciation	6
The Company	6
The Trust	6
Deferral of Interest	6
Business Operations	7
Proposed Merger with Bayside	10
The Proposed Amendments	11
Purpose of the Proposed Amendments	11
Text of the Proposed Amendments	13
Amendments to Definitions	13
Amendments to Covenants	13
Amendments to Events of Default	14
Amendment to Annex I of the Declaration of Trust	14
Principal Terms of the Consent Solicitation	17
Procedures for Delivering Consents	18
Revocation of Consents	19
Tabulation Agent	20
Solicitation Agent	20
Miscellaneous	20
Appendix A - Supplemental Indenture	A-1
Appendix B - Amendment No. 1 to the Declaration of Trust	B-1

IMPORTANT INFORMATION

Any Holder desiring to consent to the Proposed Amendments should complete and sign the Consent Form (or a facsimile thereof) in accordance with the instructions set forth in the Consent Documents and mail or deliver such manually signed Consent Form (or such manually signed facsimile thereof) and any other documents required by the Consent Documents to the Tabulation Agent at the address set forth on the back cover of this Notice. Beneficial owners whose Trust Preferred Securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee may contact such broker, dealer, commercial bank, trust company or other nominee if they desire to deliver Consents with respect to the Trust Preferred Securities so registered and instruct the nominee to deliver Consents on the beneficial owner’s behalf. See “Procedures for Delivering Consents.”

The DTC Participants that hold the Trust Preferred Securities on behalf of beneficial owners of the Trust Preferred Securities through DTC are authorized to consent to the Proposed Amendments as if they were Holders. To effect a Consent, DTC Participants should follow the procedures set forth in “Procedures for Delivering Consents.” Holders delivering Consents will not be obligated to pay fees, commissions or other expenses of the Tabulation Agent.

Requests for additional copies of the Consent Documents and questions and requests for assistance relating to the Consent Documents may be directed to the Solicitation Agent at the address and telephone number set forth on the back cover of this Notice. Beneficial owners may also contact their broker, dealer, commercial bank, trust company or other nominee to obtain additional copies of the Consent Documents.

This Notice does not constitute a solicitation of Consents in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable federal securities or blue sky laws. The delivery of this Notice shall not under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the information set forth herein or in the affairs of the Company or any of its affiliates since the date hereof.

No person has been authorized to give any information or to make any representation not contained in this Notice, or incorporated by reference into this Notice, and, if given or made, such information or representation may not be relied upon as having been authorized by the Company or the Trustee.

This Notice has not been approved or disapproved by the Securities and Exchange Commission (“SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the fairness or merits of such transaction nor upon the accuracy or adequacy of the information contained in the Consent Documents. Any representation to the contrary is unlawful.

The Consent Solicitation is made subject to the terms and conditions set forth in the Consent Documents. No Consent will be deemed to have been accepted unless and until such conditions have been satisfied or waived. See “Principal Terms of the Consent Solicitation – Conditions to the Consent Solicitation.” The Consent Documents contain important information which should be read carefully before any decision is made with respect to the Consent Solicitation.

AVAILABLE INFORMATION

Our parent company, Majestic Capital, files annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports and other information (including the documents incorporated by reference into this Notice) may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Majestic Capital’s filings with the SEC are also available at the Internet site http://www.sec.gov maintained by the SEC. Except as indicated below, information on this website is not and should not be considered part of this Notice and is not incorporated by reference into this Notice.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents filed by Majestic Capital with the SEC are incorporated into this Notice by reference:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010;

•
Current Reports on Form 8-K filed on January 7, 2010, February 23, 2010, March 4, 2010, March 11, 2010, March 25, 2010, April 8, 2010, April 28, 2010, May 6, 2010, May 14, 2010, May 20, 2010, July 26, 2010, August 5, 2010, August 11, 2010, September 16, 2010, September 21, 2010, October 28, 2010 and November 3, 2010; and

•	Preliminary Proxy Statement on Schedule 14A filed on November 3, 2010.

All documents subsequently filed by Majestic Capital with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the expiration or termination of the Consent Solicitation shall be deemed to be incorporated by reference into this Notice and to be a part hereof. Any statement contained in this Notice or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Notice to the extent that a statement contained herein or in any other subsequently filed document, which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes any such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Notice.

The Solicitation Agent will provide without charge to each Holder to whom this Notice is delivered, upon the written or verbal request of such Holder, a copy of any and all documents incorporated by reference into this Notice, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to the Solicitation Agent at its address and telephone number set forth on the back cover of this Notice.

FORWARD-LOOKING STATEMENTS

This document contains forward looking statements, which include, without limitation, statements about our plans, strategies and prospects. These statements are based on our current expectations and projections about future events and are identified by terminology such as “may,” “will,” “should,” “expect,” “scheduled,” “plan,” “seek,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential,” or “continue” or the negative of those terms or other comparable terminology. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings (losses) and those presently anticipated or projected. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve such plans, intentions or expectations.

The following are some of the factors that could affect financial performance or could cause actual results to differ materially from estimates contained in or underlying our forward-looking statements:

•	Majestic Capital’s pending amalgamation with Bayside may not be consummated in a timely manner, or at all;

•	a lowering or loss of financial ratings of any of our insurance company subsidiaries;

•	the cyclical nature of the insurance and reinsurance industry;

•	premium rates;

•	investment results;

•	legislative and regulatory changes;

•	the estimation of loss reserves and loss reserve development;

•	reinsurance may be unavailable on acceptable terms, and we may be unable to collect reinsurance;

•	the status or outcome of legal and/or regulatory proceedings;

•	the occurrence and effects of wars and acts of terrorism;

•	the effects of competition;

•	employee retention;

•	economic downturns;

•	natural disasters; and

•
other risks detailed in Majestic Capital’s current filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2009 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2010, which discuss these and other important risk factors concerning our business, operations and financial condition.

You should carefully read this Notice, the documents that we reference herein, together with all other documents Majestic Capital has filed with the SEC, with the understanding that our actual future results, levels of activity, performance and achievements may be different from what we expect and that these differences may be material. We qualify all of our forward looking statements by these cautionary statements. We undertake no obligation to update any of the forward looking statements after the date of this Notice to conform those statements to reflect events that occur after the date of this Notice, except as required by applicable law.

SUMMARY OF THE CONSENT SOLICITATION

This Notice contains important information that should be read carefully before any decision is made with respect to the Consent Solicitation. The following summary is not intended to be complete. Holders are urged to read the more detailed information set forth elsewhere and incorporated by reference in this Notice. Each of the capitalized terms used in this summary and not defined herein has the meaning set forth elsewhere in this Notice. All references to number of shares of Majestic Capital and the per share amalgamation consideration under the Merger Agreement have been adjusted to reflect the 1-for-10 reverse stock split effected by Majestic Capital on November 4, 2010.

Company	Majestic USA Capital, Inc. (formerly known as CRM USA Holdings Inc.)

The Trust Preferred Securities	$35,000,000 in aggregate liquidation amount of Trust Preferred Securities due 2036

CUSIP	12627NAA5

Purpose of Consent Solicitation	Obtain the consent of Holders of the Trust Preferred Securities to adopt the Proposed Amendments which are as follows:

•
include a definition for “Premium Volume” which will mean the aggregate of (1) direct written premium and assumed written premium (as such terms are defined by applicable statutory accounting practices) generated from insurance policies written by our insurance company subsidiaries and (2) direct written premium and assumed written premium (as such terms are defined by applicable statutory accounting practices) produced or managed under our insurance services segment, including premiums produced or managed as an insurance producer, managing general agent or managing general underwriter;

•	amend Section 5.01(h) of the Indenture (which defines certain events as Events of Default (as defined in the Indenture)) to:

—
modify the Events of Default to provide that an Event of Default will occur if (1) the dollar amount of the Company’s Premium Volume in any calendar year fails to exceed 51% of the Company’s Premium Volume in the previous calendar year or (2) the Company sells more than 51% of its rights to renew its Premium Volume in one or more transactions over the course of a twelve (12) month period;

—	eliminate the downgrade in our A.M. Best rating below B- or a withdrawal of our A.M. Best rating as an Event of Default;

•
amend Section 3.08 of Indenture (which contains restrictive covenants on our ability to, among other things, declare dividends and incur additional indebtedness) to (1) make changes to the restrictive covenants in Section 3.08 that conform to the changes to Section 5.01(h) and (2) limit the restrictive covenants in Section 3.08 to Affiliates (as defined in the Indenture) of us or Majestic Capital that are controlled by us or Majestic Capital; and

•	amend the Declaration of Trust to conform the terms of the Common Securities and Capital Securities to the amendments made to the Indenture.

Record Date	October 28, 2010

Effective Date	We intend to execute the Supplemental Indenture and the Declaration of Trust Amendment with the Trustee promptly after the receipt of the Required Consents.

Expiration Time	The Consent Solicitation will expire at 5:00 p.m., EDT, on December 3, 2010, unless extended by us.

The Required Consent
Holders must validly deliver (and not revoke) Consents in respect of a majority in aggregate liquidation amount of all outstanding Trust Preferred Securities to approve the Proposed Amendments. As of the date of this Notice, the aggregate outstanding liquidation amount of the Trust Preferred Securities is $35,000,000.

Consequences to Non-Consenting Holders	If the Required Consents are obtained prior to the Expiration Time, non-consenting Holders prior to the Expiration Time will be bound by the Proposed Amendments.

Procedure for Delivery of Consents
Consents must be delivered by mail in the enclosed return envelope or by facsimile to the Tabulation Agent on or before the Expiration Time. DTC will issue an “omnibus proxy” authorizing the DTC Participants as of the Record Date to execute Consents. Registered or beneficial owners of Trust Preferred Securities as of the Record Date or their duly designated proxies, including DTC Participants, are eligible to consent to the Proposed Amendments. A beneficial owner of an interest in Trust Preferred Securities held in an account of a DTC Participant who wishes to deliver a Consent may properly instruct such DTC Participant to cause a Consent to be given in respect of such Trust Preferred Securities on such beneficial owner’s behalf.

Revocation of Consents
A Consent may be revoked by a Holder of the Trust Preferred Securities if the Tabulation Agent receives the written notice of revocation of Consent (or a facsimile thereof) prior to the Effective Date. Notices of revocation of Consent must be sent to the Tabulation Agent at the address set forth on the back cover of this Notice in accordance with the procedures set forth in the Consent Documents.

Tabulation Agent	The Bank of New York Mellon Corporate Trust Operations Reorganization Unit 480 Washington Blvd., 27 A. Jersey City, NJ 07310 Attn: Mr. David Mauer Phone: (212) 815-3687 Fax: (212) 298-1915

Solicitation Agent	Georgeson Inc.

Answers to Questions	If you have any questions regarding this Consent Solicitation, please contact Georgeson Inc. at (866) 391-6921. Banks and brokers may call Georgeson at (212) 440-9800.

BACKGROUND OF THE CONSENT SOLICIATION

The Company

We are a New York-based Delaware corporation formed in 2005 to serve as the holding company for the U.S. operations of Majestic Capital. Through our subsidiary, Majestic Insurance Company (“Majestic Insurance”), we are a specialty provider of workers’ compensation insurance products and services. We seek to provide quality products and services that fit the needs of our insureds and clients and are dedicated to developing and maintaining a mutually beneficial, long-term relationship with them. Our workers’ compensation insurance coverage is offered to employers in California, New York, New Jersey, Arizona, Nevada, and other states.

The Trust

We are the sponsor of the Trust, which is a statutory business trust that was formed under the laws of Delaware on November 6, 2006. The Trust was established as a funding mechanism in connection with our acquisition of Majestic Insurance on November 14, 2006. We partially funded the Majestic Insurance acquisition from the net proceeds of the private placement of $35,000,000 of Trust Preferred Securities issued by the Trust. The Trust Preferred Securities bear interest at a fixed rate of 8.65% until December 15, 2011, after which the interest rate will adjust quarterly at a fixed spread of 3.65% over three-month LIBOR. The Trust Preferred Securities mature on December 15, 2036 and are redeemable at our option without a premium beginning December 15, 2011.

The sole assets and sources of funds to make payments on the Trust Preferred Securities are the Debentures issued by us to the Trust under the Indenture. To the extent that the Trust receives interest payments on the Debentures, it is obligated to distribute those amounts to the holders of Trust Preferred Securities in the form of quarterly cash distributions.

Deferral of Interest

We began deferring our regularly scheduled quarterly interest payments due on the Trust Preferred Securities on December 15, 2009.

Under the terms of the Indenture and Declaration of Trust, we are permitted to defer payment of interest on the Trust Preferred Securities at any time or from time to time for up to 20 consecutive quarters provided no Event of Default (as defined in the Indenture) has occurred and is continuing. We are not in default with respect to the Indenture or the Declaration of Trust, and the deferral of interest does not constitute an Event of Default. While we defer the payment of interest, we continue to accrue expense for interest owed at a compounded rate. Upon the expiration of the deferral, all accrued and unpaid interest will be due and payable.

During the deferral period, we, Majestic Capital and our Affiliates (as defined in the Indenture) may not, subject to certain exceptions, (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock, (2) make any payments on, repay, repurchase or redeem any debt securities other than those that rank senior to the Trust Preferred Securities, (3) make any payment under any guarantees with respect thereto, or (4) enter into any contracts with 10% or greater shareholders.

Our ability to pay interest depends on the ability of our operating subsidiaries to pay dividends to us or Majestic Capital. We began deferring the scheduled interest payments primarily as a result of a desire to conserve cash, difficult economic conditions adversely affecting our business, and regulatory restrictions that prevent Majestic Insurance, our principal operating subsidiary which is a regulated insurance company, from paying dividends or making other distributions to us. Majestic Insurance’s ability to pay dividends or make other distributions to us is subject to regulation and prior approval of the California Department of Insurance. The California Department of Insurance will not approve any such dividend or distribution that would cause Majestic Insurance to fail to meet its statutory surplus requirements or constitute, in the opinion of the California Department of Insurance, an unsafe or unsound action or practice. There is no assurance that the California Department of Insurance will approve future applications for any dividends or other capital distributions to us from Majestic Insurance until its financial condition improves.

As of September 30, 2010, we have deferred interest on the Trust Preferred Securities in an aggregate amount of approximately $3.2 million. Based on the regulatory restrictions imposed on our insurance company subsidiaries, we do not believe that we have unrestricted cash currently available to pay the deferred interest. In addition, as a result of our lack of profitability as described below under “― Business Operations,” we expect to continue deferring the scheduled interest payments until we regain profitability and are able to declare dividends or otherwise make other distributions of capital from Majestic Insurance.

Business Operations

Majestic Capital has reported net losses in each of the last nine fiscal quarters. The following table sets forth the consolidated net losses, consolidated negative cash flows and consolidated loss, expense and combined ratios for Majestic Capital since September 30, 2008:

Reporting Period	Net Loss ($ in thousands)	Cash Flows from Operations ($ in thousands)	Loss Ratio	Expense Ratio	Combined Ratio
Quarter ended:
September 30, 2008	(3,766)	—	81%	43%	124%
December 31, 2008	(5,755)	—	102%	39%	141%
March 31, 2009	(8,389)	—	81%	51%	132%
June 30, 2009	(2,376)	—	79%	33%	111%
September 30, 2009	(17,001)	—	99%	43%	142%
December 30, 2009	(19,068)	—	152%	55%	207%
March 31, 2010	(7,878)	—	106%	55%	161%
June 30, 2010	(4,066)	—	85%	73%	158%
September 30, 2010	(12,386)	—	99%	62%	161%

Nine months ended September 30, 2010	(24,330)	(33,049)	98%	63%	161%

Year ended December 31, 2009	(46,834)	(12,928)	101%	45%	147%

Total from the period beginning September 30, 2008 to September 30, 2010	(80,685)	—	98%	48%	145%

These net losses have resulted primarily from four factors: (1) the elimination of our fee-based income; (2) legal and regulatory challenges; (3) issues with Majestic Insurance’s A.M. Best rating; and (4) difficult and competitive market conditions.

Beginning in September 2007 through March 31, 2008, the eight self-insured workers’ compensation groups in New York managed by our wholly-owned subsidiary, Compensation Risk Managers, LLC (“CRM”), terminated active business operations, based on determinations of underfunding, significant reductions in the workers’ compensation rates in New York, competitive market pricing pressures, past and anticipated member attrition and certain regulatory restrictions. The closures of these self-insured groups resulted in a significant decline in our fee-based income and cash flows from operations.

In addition, we have faced significant regulatory and legal challenges arising out of the groups’ closures and their underfunding.

In March 2008, CRM and certain of its affiliates became subject to an investigation by the New York State Office of the Attorney General (the “NY Attorney General”) concerning CRM’s administration of the group self-insured trusts.

On April 15, 2008, the New York State Workers’ Compensation Board (the “WCB”) commenced a disciplinary proceeding against CRM alleging certain wrongs in connection with CRM’s administration of the self-insured groups. CRM settled the WCB’s disciplinary charges in June 2008.

Beginning in November 2008, there were several lawsuits filed against Majestic Capital and its subsidiaries by the former members of the workers’ compensation self-insured groups in New York alleging improper administration. For further information regarding these lawsuits, see Note 12 of the Notes to Majestic Capital’s Consolidated Financial Statements included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.

Following over 19 months of investigation, on December 9, 2009, Majestic Capital received a “Notice of Imminent Enforcement Action” from the NY Attorney General. According to the Notice, the NY Attorney General intended to file civil claims against Majestic Capital, certain of its subsidiaries, and certain directors and officers to seek redress of allegedly unlawful practices, unless an acceptable settlement could be reached. The NY Attorney General alleges that Majestic Capital and the other named parties engaged in fraudulent practices in connection with CRM’s administration and marketing of the self-insured groups and in connection with Majestic Capital’s initial public offering completed in December 2005. The practices are alleged to have violated New York’s Executive Law and Martin Act. The NY Attorney General may seek injunctive relief, restitution, damages, penalties, and costs.

On December 10, 2009, the WCB commenced a lawsuit against Majestic Capital and certain affiliates on its own behalf and in its capacity as successor in interest to the self-insured groups previously managed by CRM. The WCB’s lawsuit alleges that Majestic Capital, its subsidiaries and certain directors and officers breached fiduciary duties owed to the trusts, breached contracts between CRM and the trusts, breached duties of good faith and fair dealing owed to the trusts, engaged in fraudulent activities in administering the trusts, engaged in deceptive business practices and advertising, and were unjustly enriched. The WCB alleges that the WCB and the trusts have suffered damages in an amount that is not currently ascertainable, but which the WCB has estimated to exceed $472 million.

After extensive negotiations over an 11 month period, on September 30, 2010, we and the NY Attorney General and NY Workers’ Compensation Board, which we collectively refer to as the “State of New York,” entered into a memorandum of understanding outlining a proposed settlement with the State of New York on the following terms and conditions:

•	we will pay $4.6 million in cash to the State of New York;

•	our errors and omissions insurance carrier will pay $2.5 million to the State of New York;

•	we will turn over to the State of New York $4.1 million we have not yet paid under the severance agreements with our former co-chief executive officers;

•
certain of our current directors and current and former officers will assign to the State of New York the proceeds received on the sale of an aggregate of 1.2 million common shares owned by such persons;

•	we will commute, on an undiscounted basis, our loss reserves currently held on excess insurance policies we issued to four of the self-insured groups previously managed by CRM;

•
we will forego our rights to disclaim coverage and/or impose penalties for late notice for certain claims arising under certain excess insurance policies we issued to the self-insured groups previously managed by CRM; and

•	we will adjust the attachment points and increase policy limits on certain aggregate insurance polices we issued to certain self-insured groups previously managed by CRM.

The completion of the settlement is subject to the following conditions:

•	approval of the California Department of Insurance and the Bermuda Monetary Authority;

•	negotiation and execution of one or more definitive settlement agreements;

•
releases granted in favor of us and our subsidiaries and affiliates by the State of New York, the self-insured groups previously managed by CRM, all members of the self-insured groups previously managed by CRM and any party related to any of foregoing; and

•	other customary conditions.

If completed, the proposed settlement would resolve the claims by the State of New York and certain lawsuits that are described in Note 12 of the Notes to our Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.

We recorded a reserve of $4.6 million during the quarter ended September 30, 2010 for the amount to be paid by us to the State of New York, and except for legal fees to complete the settlement, we do not expect to incur further charges as a result of the proposed settlement. The memorandum of understanding values the proposed settlement at approximately $41 million.

There can be no assurance that we will ultimately enter into any definitive settlement agreement with the State of New York or that the other conditions described above will be satisfied. In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated. We deny all liability with respect to the facts and claims alleged in the investigation and lawsuits. However, because it will eliminate the uncertainty, distraction, burden and expense of further litigation, we have agreed to the terms of the proposed settlement described above.

If the proposed settlement is not completed, we intend to defend the investigation and lawsuits vigorously. If this were to occur, these matters, or other claims or lawsuits that may arise later, if decided adversely to or settled by us, individually or in the aggregate, could require us to pay significant damage amounts and could result in a material adverse effect on our business, results of operations, financial condition and cash flows. Defending such actions would divert financial and management resources and result in a general business disruption, and we could continue to suffer from adverse publicity and harm to our reputation, regardless of whether the allegations are valid or whether we are ultimately successful in our defense of the action.  We cannot estimate what impact, if any, the litigation may have on our business reputation, results of operations, financial condition or cash flows

The NY Attorney General investigation and the WCB lawsuit resulted in a material adverse effect on the A.M. Best rating of Majestic Insurance. Shortly after the announcement of the NY Attorney General and WCB actions in December 2009, A.M. Best downgraded the financial strength rating of Majestic Insurance to B++ (Good) from A- (Excellent). A.M. Best’s rating action reflected its concern over the potential impact on Majestic Insurance from the regulatory and litigation issues we are facing, along with the sizeable deterioration in Majestic Capital’s overall earnings and the increased level of dependence on Majestic Insurance to support holding company operations. A.M. Best also downgraded the debt ratings of the Trust Preferred Securities to “b+” from “bb.” A.M. Best placed all ratings under review with negative implications.

Apart from the A.M. Best rating issues, the NY Attorney General investigation and the WCB lawsuit have led to regulatory concerns from the California Department of Insurance, which is the primary regulator of Majestic Insurance. In February 2010, the California Department of Insurance, as part of its triennial examination of Majestic Insurance, appointed a Special Examiner to provide special examination services, based on the pending litigation, the downgrade by A.M. Best, and a deteriorating financial condition. As part of the appointment, Majestic Insurance agreed to certain restrictions with respect to its operations. Specifically, during the Special Examiner’s appointment, Majestic Insurance has agreed that it will not, without the prior approval of the Special Examiner or the California Department of Insurance: (a) make any payment to, or engage in any transaction or enter into any agreement with, an affiliated or related person or entity if the cost exceeds $10,000 except for certain payments that have previously been reported to or approved by the Department which may continue until further notice; (b) make any payment to, or engage in any transaction or enter into any agreement with any non-affiliated or unrelated person or entity outside of the ordinary course of business that exceeds $10,000 individually or $100,000 in the aggregate; (c) pay bonuses or make other distributions (including dividends); (d) bear any expense incurred by Majestic Capital or us in excess of $10,000 individually or $25,000 in the annual aggregate, subject to certain specified exceptions; and (e) participate in weekly conference calls with the Special Examiner to provide updates about significant matters.

In addition to the legal, regulatory and rating agency issues, we have faced, and continue to face difficult and competitive market conditions. The continuing effects of soft insurance market pricing have affected the growth rates and earned premium levels for Majestic Insurance. These conditions have also weakened the loss ratios and hampered near-term profitability. Economic factors, including inflation, have increased our claims and settlement expenses related to medical care.

The weak economy has affected Majestic Insurance’s policyholders by reducing employment, thereby deflating insured payrolls, which in turn has lowered premium levels. Premium levels have also lagged as a result of the downgraded A.M. Best rating and a desire to increase premium rates and take corrective underwriting actions in certain areas of Majestic Insurance’s business.

With regard to our largest market, California, the insurance marketplace has remained competitive, causing carriers to pursue strategies that they believe could lead to economies of scale, market share gains or the potential for an improved competitive posture. This has resulted in depressed premiums rates, which have led to increased losses incurred within the marketplace.

These issues, among others, have resulted in adverse effects on our operating and financial results, including significant losses and negative cash flows from operations. A continuation of these trends into the future could adversely affect our financial condition, and there could be doubt about our ability to continue as a going concern.

For example, as shown in the table above, Majestic Capital experienced a consolidated net loss of $46.8 million and negative cash flows from operations of $12.9 million for the fiscal year ended December 31, 2009. For the nine months ended September 30, 2010, Majestic Capital incurred a consolidated net loss of $24.3 million and negative cash flows from operations of $33.0 million. Majestic Capital’s consolidated loss and expense ratios were 98% and 63%, respectively, for the nine months ended September 30, 2010.

If these trends continue in the future, there could be doubt about whether we will be able to continue as a going concern. As a holding company, we generate no revenues but are obligated to pay expenses related to debt service and other general corporate overhead expenses. We rely upon dividends or distributions of capital from Majestic Insurance and/or capital infusions from Majestic Capital (which in turn relies on its primary operating insurance subsidiary, Twin Bridges (Bermuda), Ltd.) to meet these obligations. However, as regulated insurance companies, Majestic Insurance and Twin Bridges are subject to significant regulatory restrictions limiting their ability to declare and pay dividends and/or distribute capital. We have established a plan to meet our obligations as they become due, but it is possible that actual cash needs may exceed the amount of cash available from dividends and/or capital distributions.  If we fail to execute our cash flow plan successfully or otherwise address the matters, we would not be able to continue as a going concern and could potentially be forced to seek relief through a filing under the U.S. Bankruptcy Code.

Proposed Merger with Bayside

We began to review our strategic alternatives at the end of 2009 and first quarter of 2010 in light of our deteriorating financial condition and business operations. Majestic Capital publicly announced in May 2010 that it had formed a Special Transaction Committee of the Board of Directors comprised entirely of independent directors (the “Special Transaction Committee”) and retained Macquarie Capital (USA) Inc. to explore strategic alternatives. The alternatives being considered were a sale, merger or other business combination involving Majestic Capital, a sale of shares or other recapitalization of Majestic Capital, a joint venture arrangement, the sale or spin off Majestic Capital’s assets, or the continued execution of Majestic Capital’s business plan.

Following a lengthy process, on September 21, 2010, Majestic Capital entered into the Merger Agreement with Bayside and Majestic Acquisition Corp., a wholly-owned subsidiary of Bayside. For further information on the Merger Agreement and background of the merger, see Majestic Capital’s Preliminary Proxy Statement on Schedule 14A filed with the SEC on November 3, 2010.

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Majestic Acquisition Corp. will be merged and amalgamate with Majestic Capital, with the resulting company becoming a wholly-owned subsidiary of Bayside (the “Merger”). Bayside is a holding company, the principal member of which is Lancer Financial Group, Inc. (“Lancer Financial”).

Majestic Capital’s Board of Directors unanimously adopted and approved, and deemed advisable and in the best interests of Majestic Capital the entry into, the Merger Agreement, and the consummation of the Merger and the other transactions contemplated thereby, based, in part, on the recommendation of the Special Transaction Committee.

Consummation of the Merger is currently anticipated to occur during the first quarter of 2011. Upon the closing of the Merger, Majestic Capital’s shareholders will receive $4.50 in cash for each share they hold in Majestic Capital. Majestic Capital will become a wholly-owned subsidiary of Bayside, and the common shares of Majestic Capital will no longer be listed on any stock exchange, including The NASDAQ Capital Market, or quotation system, and will be deregistered under the Exchange Act.

The completion of the Merger is subject to various conditions, including among others, adoption of the Proposed Amendments. As discussed below in “The Proposed Amendments ― Purpose of the Proposed Amendments,” Bayside has advised us that it may seek to implement and execute a “rollover and withdrawal” plan if, following the closing of the Merger, circumstances arise that prevent successful execution of our business plan, such as an adverse regulatory action, a downgrade by A.M. Best Company, Inc. to our financial strength rating, one or more unfavorable litigation outcomes, intense price competition or continued economic weakness. Therefore, Bayside has required the adoption of the Proposed Amendments as a condition to the closing of the Merger and have advised us that it will not consummate the Merger unless the Proposed Amendments are approved. Consequently, the purpose of this Consent Solicitation is to obtain the Required Consents for the adoption of the Proposed Amendments.

If we do not receive the Required Consents, we will not be able to complete the Merger. If the Merger is not completed, we may not be able to continue as a going concern and may be forced to seek relief through a filing under the U.S. Bankruptcy Code.

THE PROPOSED AMENDMENTS

This section summarizes the Proposed Amendments. A copy of the form of the Supplemental Indenture is provided as Appendix A to this Notice, and a copy of the form of the Declaration of Trust Amendment is provided as Appendix B to this Notice. All statements herein regarding the substance of any provision of the Proposed Amendments, the Supplemental Indenture, the Indenture, the Declaration of Trust and Declaration of Trust Amendment are qualified in their entirety by reference thereto. You should carefully read the text of the Supplemental Indenture and Declaration of Trust Amendment in their entirety.

Purpose of the Proposed Amendments

As discussed above in “Background of the Consent Solicitation,” we have faced, and continue to face, significant operational and financial challenges, including continued operating losses, difficult and competitive marketplaces, and legal and regulatory issues. Based on these issues, Bayside advised us that it may seek to implement and execute a “rollover and withdrawal” plan if, following the consummation of the Merger, circumstances arise that prevent successful execution of our business plan, such as an adverse regulatory action, a downgrade by A.M. Best Company, Inc. to our financial strength rating, unfavorable litigation outcomes, intense price competition or continued economic weakness. Consequently, Bayside has required the adoption of the Proposed Amendments as a condition to the closing of the Merger.

Bayside’s “rollover and withdrawal” plan would generally involve two components: (1) the transfer (or “rollover”) of Majestic Insurance’s current book of business to third-party insurers through a newly created insurance services segment; and (2) a substantial cessation by Majestic Insurance of writing any new insurance business and a self-managed run-off of its current portfolio of assets and liabilities.

The first part of the plan would involve a “rollover” process. We would establish an insurance services segment under which we would create a new entity to operate as an insurance producer, managing general agent or managing general underwriter. Once established, our insurance services segment would implement the transfer of (or rollover) Majestic Insurance’s current portfolio of in-force workers’ compensation insurance policies to third-party insurers. This would generally occur over a 12 month period as the current portfolio of in-force policies would not be renewed by Majestic Insurance upon the anniversary date of the individual policies. Our newly formed insurance services segment would generate income during this process through commissions, fees and compensation from third-party insurers for services we would provide. These services could include brokerage, marketing, underwriting, claims management and safety consulting. After the rollover was complete, our insurance services segment would generate income in future periods from continued brokerage commissions on new and renewal policies and fee-based income from underwriting, claims management and safety consulting on behalf of third-party insurers.

The second part of the plan would involve a “withdrawal” process. We would cease writing any new business through Majestic Insurance and implement a self-managed run-off of its current portfolio of loss reserves (assets and liabilities). The self-managed run-off would likely take place over a number of years as policy obligations under workers’ compensation laws can remain in force for a long period of time. Our main activities during the run-off would include negotiating cancellations, commutations, novations and portfolio transfers with counterparties; collecting premium receivables and reinsurance recoverables; managing the investment assets; administering open claims; and reporting to and negotiating with regulatory agencies in various jurisdictions, including license renewals, the withdrawal process and return of capital following satisfaction of policy obligations and other requirements. As a result of the run-off, the A.M. Best rating for Majestic Insurance would likely be withdrawn.

With this plan in mind, Bayside reviewed the terms and conditions of the Trust Preferred Securities as part of the due diligence process prior to the execution of the Merger Agreement. Based on this review, Bayside indicated a concern that Sections 3.08 and 5.01(h) of the Indenture would prohibit the potential for the “rollover and withdrawal” plan.

Section 5.01(h) defines certain events as “Events of Default.” An Event of Default causes our obligations under the Indenture to become immediately due and payable. In particular, Section 5.01(h) provides that an “Event of Default” exists if “any Significant Subsidiary of the Company (i) fails to renew more than 51% of its net premiums written in one or more transactions during any twelve (12) month period; (ii) sells more than 51% of its rights to renew insurance policies issued by its Significant Subsidiaries in one or more transactions over the course of a twelve (12) month period; or (iii) which is rated by A.M. Best Company, Inc. and which (a) is downgraded by A.M. Best Company, Inc. to a rating below B- or (b) withdraws its rating by A.M. Best Company, Inc.” Section 3.08 of the Indenture contains similar provisions that trigger the restrictive covenants contained in Section 3.08 if one these events were to occur.

The execution of the “rollover and withdrawal” plan could potentially result in an “Event of Default” under Section 5.01(h), because Majestic Insurance would likely not renew more than 51% of its net premiums written in one or more transactions during any 12 month period. Moreover, the plan would likely result in a withdrawal of Majestic Insurance’s A.M. Best rating.

The Proposed Amendments will amend the Indenture and Declaration of Trust to allow for Bayside’s execution of a “rollover and withdrawal” plan. Specifically, the Proposed Amendments will: (1) include a definition for “Premium Volume,” which will mean the aggregate of premiums underwritten by our insurance companies and premiums produced or managed by our insurance services segment; (2) provide that an Event of Default will occur, or the restrictive covenants will be triggered, if (a) the dollar amount of the Company’s “Premium Volume” in any calendar year fails to exceed 51% of the Company’s “Premium Volume” in the previous calendar year or (b) the Company sells more than 51% of its rights to renew its “Premium Volume” in one or more transactions over the course of a twelve (12) month period; and (3) eliminate any requirement to maintain an A.M. Best rating.

In addition, the Proposed Amendments will amend Section 3.08 to limit its applicability to “Affiliates” (as defined in the Indenture) that are controlled by us or Majestic Capital. Section 3.08 provides that an “Affiliate,” which is any person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, us or Majestic Capital, will be subject to the restrictive covenants of Section 3.08. Following completion of the Merger, Lancer Financial may be considered an “Affiliate” since it will control us and Majestic Capital. As a result, Lancer Financial may become subject to the restrictive covenants of Section 3.08 and may not be able to declare dividends to its shareholders out of earnings from its current business operations or take any of the other actions prohibited by Section 3.08.

We do not believe this was intended. As such, the Proposed Amendments will clarify that the restrictive covenants of Section 3.08 apply only to “Affiliates” that are controlled by us or Majestic Capital. This will allow Lancer Financial to declare dividends to its shareholders out of earnings from its current business operations and take the actions otherwise prohibited by the restrictive covenants of Section 3.08.

The Proposed Amendments will not, however, eliminate the applicability of the restrictive covenants in Section 3.08 with respect to us, Majestic Capital or any of our respective subsidiaries. Consequently, so long as the restrictive covenants of Section 3.08 are operative due to a deferral of interest or otherwise, we, Majestic Capital and our subsidiaries will not be able to take the actions prohibited by Section 3.08, subject to certain exceptions set forth therein.

Text of the Proposed Amendments

The Proposed Amendments set forth below reflect additions in bolded double underline and deletions in ~~strikethrough~~.

Amendments to Definitions

If the Proposed Amendments are enacted, the following new definition will be inserted alphabetically into Section 1.01 of the Indenture and Section 1.1 of the Declaration of Trust:

“Premium Volume” means the aggregate, but without duplication, of (i) direct written premium and assumed written premium (as such terms are defined by applicable statutory accounting practices) generated from insurance policies written by insurance company subsidiaries of the Company and (ii) direct written premium and assumed written premium (as such terms are defined by applicable statutory accounting practices) produced or managed under the Company’s insurance services segment including, without limitation, premiums produced or managed as an insurance producer, managing general agent or managing general underwriter.

Amendments to Covenants

If the Proposed Amendments are enacted, Section 3.08 of the Indenture will be amended as follows:

If Debt Securities are initially issued to the Trust or a trustee of such Trust in connection with the issuance of Trust Securities by the Trust (regardless of whether Debt Securities continue to be held by such Trust) and (1) there shall have occurred and be continuing an Event of Default, (2) the Company or the Parent Guarantor shall be in default with respect to its payment of any obligations under the Capital Securities Guarantee or the Parent Guarantee Agreement, respectively, (3) the Company shall have given notice of its election to defer payments of interest on the Debt Securities by extending the interest payment period as provided herein and such period, or any extension thereof, shall have commenced and be continuing, or (4) ~~any insurance company subsidiary~~(x) the dollar amount of the Company ~~(x)~~’s Premium Volume in any calendar year fails to ~~renew more than~~exceed 51 ~~% of its net premiums written in one or more transactions during any twelve (12) month period;~~% of the Company’s Premium Volume in the previous calendar year; or (y) the Company sells more than 51% of its rights to renew ~~net premiums written of its insurance subsidiaries~~its Premium Volume in one or more transactions over the course of a twelve (12) month period~~; or (z) (A) any insurance company subsidiary of the Company is rated by A.M. Best Company, Inc. is downgraded by A.M. Best Company to a rating below B- or (B) withdraws its rating by A.M. Best Company, Inc.~~, then the Company and the Parent Guarantor shall not, and shall not permit any Affiliate of the Company and ~~the~~Parent Guarantor that is controlled by the Company or Parent Guarantor to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s, the Parent Guarantor’s or such controlled Affiliate’s capital stock (other than payments of dividends or distributions to the Company ~~and~~or the Parent Guarantor) or make any guarantee payments with respect to the foregoing, (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company, the Parent Guarantor or any Affiliate of the Company and Parent Guarantor that is controlled by the Company or Parent Guarantor that rank pari passu in all respects with or junior in interest to the Debt Securities or (iii) make any payment under any guarantees of the Company, the Parent Guarantor or any Affiliate of the Company and Parent Guarantor that is controlled by the Company or Parent Guarantor that rank in all respects pari passu with or junior in interest to the Capital Securities Guarantee (other than, with respect to clauses (i), (ii) and (iii) above, (A) repurchases, redemptions or other acquisitions of shares of capital stock of the Company or any subsidiary of the Company (I) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, (II) in connection with a dividend reinvestment or stockholder stock purchase plan and/or (III) in connection with the issuance of capital stock of the Company or such subsidiary (or securities convertible into or exercisable for such capital stock), as consideration in an acquisition transaction entered into prior to the occurrence of (i), (ii) or (iii) above, (B) as a result of any exchange, reclassification, combination or conversion of any class or series of the Company’s capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company’s capital stock (or in the case of a subsidiary of the Company, any class or series of such subsidiary’s capital stock) or of any class or series of the Company’s indebtedness for any class or series of the Company’s capital stock (or in the case of indebtedness of a subsidiary of the Company, any class or series of such subsidiary’s indebtedness for any class or series of such subsidiary’s capital stock), (C) the purchase of fractional interests in shares of the Company’s capital stock (or the capital stock of any subsidiary of the Company) pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (D) any declaration of a dividend in connection with any stockholder’s rights plan, or the issuance of rights, stock or other property under any stockholder’s rights plan, or the redemption or repurchase of rights pursuant thereto, (E) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock and any cash payments in lieu of fractional shares issued in connection therewith, or (F) payments under the Capital Securities Guarantee or Parent Guarantee Agreement), or (iv) enter into any contracts with shareholders holding more than 10% of the outstanding shares of common stock of the Parent Guarantor or the Company ((i), (ii), (iii) and (iv) above collectively, the “Block”)~~; provided however, that the Block shall only apply to subsections 4(x) and (y) above for so long as any insurance subsidiary is rated below A- by A.M. Best Company, Inc.; provided further, that the Block shall only apply to subsection 4(z) above for so long as any such insurance subsidiary is rated below B- by A.M. Best Company, Inc~~.

Amendments to Events of Default

If the Proposed Amendments are enacted, Section 5.01(h) of the Indenture will be amended as follows:

(h)           ~~any Significant Subsidiary~~ (i) the dollar amount of the ~~Company (i) fails to renew more than 51% of its net premiums written in one or more transactions during any twelve (12) month period;~~ Company’s Premium Volume in any calendar year fails to exceed 51% of the Company’s Premium Volume in the previous calendar year; or (ii) the Company sells more than 51% of its rights to renew ~~insurance policies issued by its Significant Subsidiaries~~ its Premium Volume in one or more transactions over the course of a twelve (12) month period~~; or (iii) which is rated by A.M. Best Company, Inc. and which (A) is downgraded by A.M. Best Company, Inc. to a rating below B- or (b) withdraws its rating by A.M. Best Company, Inc.~~.

Amendment to Annex I of the Declaration of Trust

If the Proposed Amendments are enacted, Section 2(d) of Annex I of the Declaration of Trust adopted pursuant to Section 6.4 of the Declaration of Trust will be amended as follows:

(d)           On each LIBOR Determination Date, the Calculation Agent shall notify, in writing, the Sponsor and the Paying Agent of the applicable Coupon Rate in effect for the related Distribution Period. The Calculation Agent shall, upon the request of the Holder of any Securities, provide the Coupon Rate then in effect. All calculations made by the Calculation Agent in the absence of manifest error shall be conclusive for all purposes and binding on the Sponsor and the Holders of the Securities. The Paying Agent shall be entitled to rely on information received from the Calculation Agent or the Sponsor as to the Coupon Rate. The Sponsor shall, from time to time, provide any necessary information to the Paying Agent relating to any original issue discount and interest on the Securities that is included in any payment and reportable for taxable income calculation purposes.

Distributions on the Securities will be cumulative, will accrue from the date of original issuance, and will be payable, subject to extension of Distribution payment periods as described herein, quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on December 15, 2006 (each, a “Distribution Payment Date”). Subject to prior submission of Notice (as defined in the Indenture), the Debenture Issuer has the right under the Indenture to defer payments of interest on the Debentures by extending the interest payment period for up to 20 consecutive quarterly periods (each such extended interest payment period together with all previous and future consecutive extensions thereof, is referred to herein as an “Extension Period”) at any time and from time to time on the Debentures, subject to the conditions described below and in the Indenture, during which Extension Period no interest shall be due and payable (except any Additional Interest that may be due and payable). During any Extension Period, interest will continue to accrue on the Debentures, and interest on such accrued interest (such accrued interest and interest thereon referred to herein as “Deferred Interest”) will accrue at an annual rate equal to the Coupon Rate in effect for each such Extension Period, compounded quarterly from the date such Deferred Interest would have been payable were it not for the Extension Period, to the extent permitted by law.

No Extension Period may end on a date other than a Distribution Payment Date. At the end of any such Extension Period, the Debenture Issuer shall pay all Deferred Interest then accrued and unpaid on the Debentures; provided, however, that no Extension Period may extend beyond the Maturity Date, any Redemption Date or Special Redemption Date and provided, further, that if (1) there shall have occurred and be continuing an Event of Default, (2) the Debenture Issuer or the Parent Guarantor shall be in default with respect to its payment of any obligations under the Guarantee or the Parent Guarantee Agreement, respectively, (3) the Debenture Issuer shall have given notice of its election to defer payments of interest on the Debt Securities by extending the interest payment period as provided herein and such period, or any extension thereof, shall have commenced and be continuing, or (4) ~~any insurance company subsidiary~~(x) the dollar amount of the Debenture Issuer ~~(x)~~’s Premium Volume in any calendar year fails to ~~renew more than~~exceed 51 ~~% of its net premiums written in one or more transactions during any twelve (12) month period;~~% of the Debenture Issuer’s Premium Volume in the previous calendar year; or (y) the Debenture Issuer sells more than 51% of its rights to renew ~~net premiums written of its insurance subsidiaries~~its Premium Volume in one or more transactions over the course of a twelve (12) month period~~; or (z) (A) any insurance company subsidiary of the Debenture Issuer is rated by A.M. Best Company, Inc. is downgraded by A.M. Best Company to a rating below B- or (B) withdraws its rating by A.M. Best Company, Inc.~~, then the Parent Guarantor and Debenture Issuer shall not, and shall not permit any Affiliate of the Debenture Issuer that is controlled by the Debenture Issuer or Parent Guarantor to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Debenture Issuer’s, the Parent Guarantor’s or such controlled Affiliate’s capital stock (other than payments of dividends or distributions to the Debenture Issuer ~~and~~or the Parent Guarantor) or make any guarantee payments with respect to the foregoing, (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Debenture Issuer, the Parent Guarantor or any Affiliate of the Debenture Issuer and Parent Guarantor that is controlled by the Debenture Issuer or Parent Guarantor that rank pari passu in all respects with or junior in interest to the Debt Securities or (iii) make any payment under any guarantees of the Debenture Issuer, the Parent Guarantor or any Affiliate of the Debenture Issuer and Parent Guarantor that is controlled by the Debenture Issuer or Parent Guarantor that rank in all respects pari passu with or junior in interest to the Capital Securities Guarantee (other than, with respect to clauses (i), (ii) and (iii) above, (A) repurchases, redemptions or other acquisitions of shares of capital stock of the Debenture Issuer or any subsidiary of the Debenture Issuer (I) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, (II) in connection with a dividend reinvestment or stockholder stock purchase plan and/or (III) in connection with the issuance of capital stock of the Debenture Issuer or such subsidiary (or securities convertible into or exercisable for such capital stock), as consideration in an acquisition transaction entered into prior to the occurrence of (i), (ii) or (iii) above, (B) as a result of any exchange, reclassification, combination or conversion of any class or series of the Debenture Issuer’s capital stock (or any capital stock of a subsidiary of the Debenture Issuer) for any class or series of the Debenture Issuer’s capital stock (or in the case of a subsidiary of the Debenture Issuer, any class or series of such subsidiary’s capital stock) or of any class or series of the Debenture Issuer’s indebtedness for any class or series of the Debenture Issuer’s capital stock (or in the case of indebtedness of a subsidiary of the Debenture Issuer, any class or series of such subsidiary’s indebtedness for any class or series of such subsidiary’s capital stock), (C) the purchase of fractional interests in shares of the Debenture Issuer’s capital stock (or the capital stock of any subsidiary of the Debenture Issuer) pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (D) any declaration of a dividend in connection with any stockholder’s rights plan, or the issuance of rights, stock or other property under any stockholder’s rights plan, or the redemption or repurchase of rights pursuant thereto, (E) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock and any cash payments in lieu of fractional shares issued in connection therewith, or (F) payments under the Guarantee Agreement), or (iv) enter into any contracts with shareholders holding more than 10% of the outstanding shares of common stock of the Debenture Issuer ((i), (ii), (iii) and (iv) above collectively, the “Block”)~~; provided however, that the Block shall only apply to subsections 4(x) and (y) above for so long as any insurance subsidiary is rated below A- by A.M. Best Company, Inc.; provided further, that the Block shall only apply to subsection 4(z) above for so long as any such insurance subsidiary is rated below B- by A.M. Best Company, Inc.; Inc~~. Prior to the termination of any Extension Period, the Debenture Issuer may further extend such period, provided, that such period together with all such previous and further consecutive extensions thereof shall not exceed 20 consecutive quarterly periods, or extend beyond the Maturity Date. Upon the termination of any Extension Period and upon the payment of all Deferred Interest, the Debenture Issuer may commence a new Extension Period, subject to the requirements herein and in the Indenture. No interest or Deferred Interest (except any Additional Interest that may be due and payable) shall be due and payable during an Extension Period, except at the end thereof, but Deferred Interest shall accrue upon each installment of interest that would otherwise have been due and payable during such Extension Period until such installment is paid. If Distributions are deferred, the Distributions due shall be paid on the date that the related Extension Period terminates to Holders of the Securities as they appear on the books and records of the Trust on the record date immediately preceding such date. Distributions on the Securities must be paid on the dates payable (after giving effect to any Extension Period) to the extent that the Trust has funds legally available for the payment of such distributions in the Property Account of the Trust. The Trust’s funds available for distribution to the Holders of the Securities will be limited to payments received from the Debenture Issuer. The payment of Distributions out of moneys held by the Trust is guaranteed by the Guarantor and the Parent Guarantor pursuant to the Guarantee.

PRINCIPAL TERMS OF THE CONSENT SOLICITATION

This section summarizes the terms of the Consent Solicitation. While we believe that this description covers the material terms of the Consent Solicitation, this summary may not contain all the information that is important to the Holders of the Trust Preferred Securities. You should read carefully the entire Notice and other documents we refer to or incorporate by reference into the Notice for a more complete understanding of the Consent Solicitation.

General

We are seeking Consents to all of the Proposed Amendments as a single proposal. Accordingly, any Consent purporting to consent to only some of the Proposed Amendments shall constitute the Holder’s approval of all of the Proposed Amendments. Promptly following receipt of the Required Consents, we intend to execute the Supplemental Indenture and Declaration of Trust Amendment containing the Proposed Amendments. The Supplemental Indenture and Declaration of Trust Amendment will become effective with respect to the Indenture and Declaration of Trust only upon satisfaction, or waiver by us, of the Conditions (as defined below). See “Conditions to the Consent Solicitation” below.

Holders who deliver their properly completed, executed and dated Consent Form to the Tabulation Agent prior to the Expiration Time shall be deemed to have validly consented to the Proposed Amendments. We will be deemed to have accepted the Consents with respect to the Trust Preferred Securities if, as and when we execute the Supplemental Indenture and Declaration of Trust Amendment.

Holders who do not deliver their Consents prior to the Expiration Time shall be bound by the Proposed Amendments upon the execution of the Supplemental Indenture and Declaration of Trust Amendment by us and the Trustee. If the Consent Solicitation is terminated or withdrawn, the Indenture and Declaration of Trust will remain in effect in their present form.

Required Consents

Holders must validly deliver (and not revoke) Consents in respect of a majority in aggregate liquidation amount of all outstanding Trust Preferred Securities to approve the Proposed Amendments. As of the date of this Notice, the aggregate outstanding liquidation amount of the Trust Preferred Securities is $35,000,000. Accordingly, Holders of an aggregate of $17,500,001 of outstanding liquidation amount of the Trust Preferred Securities must deliver Consents in order for us to receive the Required Consents.  Consents may be validly revoked at any time prior to the Effective Date but not thereafter.

 The failure of a Holder to deliver a Consent will have the same effect as if such Holder had voted “Against” the Proposed Amendments.

Record Date

We have established the close of business on October 28, 2010 as the Record Date. We reserve the right to establish from time to time by press release or written notice any new date as such Record Date with respect to the Trust Preferred Securities, and thereupon any such new date will be the Record Date for purposes of the Consent Solicitation.

Conditions to the Consent Solicitation

Our obligation to accept valid and unrevoked Consents in respect of the Trust Preferred Securities is conditioned upon satisfaction, or waiver by us, of the following conditions: (1) receipt by the Tabulation Agent prior to the Expiration Time of valid and unrevoked Required Consents, (2) the execution by us and the Trustee of a Supplemental Indenture and Declaration of Trust Amendment embodying the Proposed Amendments and (3) the absence of any law or regulation which would, and the absence of any injunction or action or other proceeding (pending or threatened) which (in the case of any action or proceeding if adversely determined) would, make unlawful or invalid or enjoin the implementation of the Proposed Amendments or that would question the legality or validity thereof (collectively, the “Conditions”).

If the Conditions are not satisfied or waived (to the extent permitted by applicable law) prior to the Expiration Time, or such later date as we may specify, we may, in our sole discretion and without giving any notice, allow the Consent Solicitation to lapse, or extend the solicitation period and continue soliciting Consents in the Consent Solicitation. Notwithstanding the foregoing, no Consent shall be valid for more than 180 days after the Record Date. Subject to applicable law, the Consent Solicitation may be abandoned or terminated for any reason at any time, in which case any Consent received will be voided. The condition specified in clause (3) above is for the benefit of the Company and may be waived or extended in our sole discretion.

Expiration; Extension; Amendment; Termination

The Consent Solicitation expires at 5:00 p.m., New York City time, on December 3, 2010. We expressly reserve the right to extend the Expiration Time at any time for such period(s) as we may determine, in our sole discretion, from time to time by giving written notice to the Tabulation Agent and DTC no later than 9:00 a.m., New York City time, on the next Business Day after the previously announced Expiration Time.

We expressly reserve the right, at any time prior to the Expiration Time, to: (1) amend any of the terms of the Consent Solicitation in any manner we deem necessary or advisable in our sole discretion or (2) terminate the Consent Solicitation.

The Consent Solicitation may also be terminated after the Expiration Time and prior to the effectiveness of the Proposed Amendments in our sole discretion, whether or not the Required Consents have been received.

If the Consent Solicitation, or any of the Consent Documents, are amended prior to the Expiration Time in a manner determined by us, in our sole discretion, to constitute a material change to the terms of the Consent Solicitation, we will promptly disseminate additional Consent Solicitation materials and, if necessary, extend the Expiration Time for a period deemed by us to be adequate to permit Holders to consider such amendments.

Any such extension, amendment or termination of the Consent Solicitation will be followed as promptly as practicable by a press release or written notice to the Holders.

Effective Date of the Supplemental Indenture and Declaration of Trust Amendment

Provided the Required Consents are timely received, the Supplemental Indenture and Declaration of Trust Amendment will become effective and operative upon execution thereof (the “Effective Date”). If the Supplemental Indenture and Declaration of Trust become operative, Holders of the Trust Preferred Securities will be bound thereby, regardless of whether or not they consented to the Proposed Amendments. We intend to execute the Supplemental Indenture and Declaration of Trust Amendment promptly following receipt of the Required Consents.

PROCEDURES FOR DELIVERING CONSENTS

General

Each Holder who delivers a Consent to the Proposed Amendments in accordance with the procedures set forth in the Consent Documents is deemed to have validly consented to the Proposed Amendments.

To effectively consent to the Proposed Amendments, a properly completed Consent (or a facsimile thereof) duly executed by the Holder must be received by the Tabulation Agent at its address set forth on the back cover of this Notice prior to the Expiration Time. Consents should be sent only to the Tabulation Agent and should not be sent to us.

If the Trust Preferred Securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and the beneficial owner of the Trust Preferred Securities wishes to consent to the Proposed Amendments, the beneficial owner may contact and instruct such registered Holder to deliver a Consent to the Tabulation Agent on the beneficial owner’s behalf. Any beneficial owner of the Trust Preferred Securities registered in the name of a DTC participant may direct the DTC participant through which such beneficial owner’s Trust Preferred Securities are held to execute a Consent Form on such beneficial owner’s behalf and deliver the executed Consent to the Tabulation Agent.

We anticipate that DTC or its nominee will execute an omnibus proxy in favor of DTC Participants, holding the Trust Preferred Securities, which will authorize each such DTC Participant to consent to the Proposed Amendments with respect to the principal amount of the Trust Preferred Securities shown as owned by such DTC Participant on the books of DTC on the Record Date. For purposes of the Consent Solicitation, the term “Holder” shall be deemed to include DTC Participants, and DTC has authorized participants to execute Consents as if they were Holders of record. If DTC or its nominee has authorized a proxy to execute a Consent, then the Consent must be executed by the DTC Participant. A Consent in respect of any Trust Preferred Securities not held by DTC or a DTC Participant must be executed in the name of the Holder.

Consents by the Holder(s) of the Trust Preferred Securities should be executed in exactly the same manner as the name(s) of such registered Holder(s) appear(s) on the Trust Preferred Securities. If the Trust Preferred Securities to which a Consent relates are held by two or more joint Holders, all such Holders should sign the Consent. If a Consent is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing. If a Consent is executed by a person other than the registered Holder, then it must be accompanied by a proxy duly executed by such Holder. All signatures on the Consent Form must be guaranteed by a financial institution (including most banks and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program which is an “eligible guarantor institution” as such term is defined in Rule 17Ad-15 under the Exchange Act.

If a Consent relates to fewer than all the Trust Preferred Securities held of record as of the Record Date by the Holder providing such Consent, such Holder must indicate on the relevant Consent Form the aggregate dollar amount (in integral multiples of $1,000) of such Trust Preferred Securities to which the Consent relates. Otherwise, the Consent will be deemed to relate to all such Trust Preferred Securities.

The method of delivery of the Consent and any other required documents to the Tabulation Agent is at the election of the Holder and, except as otherwise provided in the Consent, delivery will be deemed made only when the Consent or any other required document is actually received by the Tabulation Agent prior to the Expiration Time.

In no event should a Holder deliver the Trust Preferred Securities together with the Consent. Giving a Consent will not affect the Holder’s right to sell or transfer the Trust Preferred Securities.

Determination of Validity

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any delivered Consent pursuant to any of the procedures described above shall be determined by us, in our sole discretion (which determination shall be final and binding). We reserve the absolute right to reject any or all deliveries of any Consent determined by us not to be in proper form or the acceptance of which would, in our opinion, be unlawful. We also reserve the absolute right, in our sole discretion, to waive any defect or irregularity as to any delivery of any Consent of any particular Holder, whether or not similar defects or irregularities are waived in the case of other Holders. Our interpretation of the terms and conditions of the Consent Solicitation, including the instructions to the Consent, shall be final and binding. Any defect or irregularity in connection with deliveries of Consents must be cured within such time as we determine, unless waived by us. Deliveries of Consents shall not be deemed to have been made until all defects and irregularities have been waived by us or cured. Neither the Trustee, us nor any other person shall be under any duty to give notification to any Holder of any defects or irregularities in deliveries of Consents or shall incur any liability for failure to give any such notification.

REVOCATION OF CONSENTS

A Consent may be revoked by a Holder of the Trust Preferred Securities if the Tabulation Agent receives the written notice of revocation of Consent (or a facsimile thereof) prior to the Effective Date. The notice of revocation of Consent must be signed by the Holder in the same manner as the Consent to which the notice of revocation of Consent relates. Notices of revocation of Consent must be sent to the Tabulation Agent at the address set forth on the back cover of this Notice in accordance with the procedures set forth in the Consent Documents.

If the Consent Solicitation, or any of the Consent Documents, are amended prior to the Effective Date in a manner determined by us, in our sole discretion, to constitute a material change to the terms of the Consent Solicitation, we will promptly disseminate additional Consent Solicitation materials and, if necessary, extend the Expiration Time for a period deemed by us to be adequate to permit Holders to consider such amendments and revoke their Consents.

We reserve the right to contest the validity of any notice of revocation of Consent and all questions as to validity, including the time of receipt of any notice of revocation of Consent, will be determined by us in our sole discretion, which determination shall be final and binding on all parties. Neither the Trustee, us nor any other person shall be under any duty to give notification to any Holder of any defects or irregularities with respect to any notice of revocation of Consent or shall incur any liability for failure to give any such notification.

A revocation of a Consent may be rescinded only by the execution and delivery of a new Consent prior to the Effective Date. A Holder who delivered a notice of revocation of Consent may thereafter deliver a new Consent by following the procedures described in the Consent Documents at any time prior to the Effective Date. See “Procedures for Delivering Consents.”

TABULATION AGENT

The Bank of New York Mellon has been appointed as Tabulation Agent for the Consent Solicitation to receive, tabulate and verify Consents. All Consents and correspondence sent to the Tabulation Agent should be directed to the address set forth on the back cover of this Notice. We have agreed to indemnify the Tabulation Agent for certain liabilities, including liabilities under the federal securities laws. Bank of New York has agreed to facilitate the Consent Solicitation in its capacity as Tabulation Agent; however, it is not passing upon the merits or accuracy of the information contained in the Consent Solicitation in its capacity as either Tabulation Agent or Trustee.

We will pay the Tabulation Agent reasonable and customary fees for its services and will reimburse it for its out-of-pocket expenses in connection therewith. We will also reimburse brokers and dealers for customary mailing and handling expenses incurred by them in forwarding copies of this Notice and related documents to the beneficial owners of the Trust Preferred Securities.

SOLICITATION AGENT

We have retained Georgeson Inc. (“Georgeson”) to act as the exclusive Solicitation Agent in connection with the Consent Solicitation. We will pay Georgeson’s reasonable and customary fees for its services as Solicitation Agent and will reimburse it for its reasonable out-of-pocket expenses. We will also indemnify Georgeson against certain liabilities, including liabilities under federal securities laws, so long as such liabilities do not result from the willful misconduct or gross negligence of Georgeson. All inquiries and correspondence addressed to Georgeson relating to the Consent Solicitation should be directed to the address or telephone number set forth on the back cover page of this Notice. Georgeson assumes no responsibility for the accuracy or completeness of the information contained in this Notice or for any failure by us to disclose events that may affect the significance or accuracy of that information. Georgeson has provided in the past and may continue to provide other services to us and our affiliates.

MISCELLANEOUS

We are not aware of any jurisdiction where the making of the Consent Solicitation is not in compliance with the laws of such jurisdiction. If we become aware of any jurisdiction where the making of the Consent Solicitation would not be in compliance with such laws, then we will make a good faith effort to comply with any such laws or may seek to have such laws declared inapplicable to the Consent Solicitation. If, after such good faith effort, we cannot comply with any such applicable laws, then the Consent Solicitation will not be made to (nor will Consents be accepted from or on behalf of) the Holders of the Trust Preferred Securities residing or having a principal place of business in each such jurisdiction.

In connection with the Consent Solicitation, directors, officers and regular employees of us (who will not be specifically compensated for such services) may solicit Consents by use of the mails, personally or by telephone, facsimile or other means.

From time to time, we or our affiliates may engage in additional consent solicitations. Any future consent solicitations may be on the same terms or on terms that are more or less favorable to Holders of the Trust Preferred Securities than the terms of this Consent Solicitation, as we may determine in our sole discretion.

APPENDIX A

MAJESTIC USA CAPITAL, INC.

MAJESTIC CAPITAL, LTD., as Parent Guarantor,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

________________________________________

SUPPLEMENTAL INDENTURE

Dated as of [●], 2010

to

INDENTURE

Dated as of November 14, 2006

Between

MAJESTIC USA CAPITAL, INC. (formerly known as CRM USA Holdings Inc.)

MAJESTIC CAPITAL, LTD. (formerly known as CRM Holdings, Ltd.), as Parent Guarantor,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

________________________________________

JUNIOR SUBORDINATED DEBT SECURITIES

Due December 15, 2036

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [●], 2010, between Majestic USA Capital, Inc. (formerly known as CRM USA Holdings Inc.), a Delaware corporation (the “Company”), Majestic Capital, Ltd. (formerly known as CRM Holdings, Ltd.), an exempted holding company organized under the laws of Bermuda (the “Parent Guarantor”), and The Bank of New York Mellon Trust Company, National Association (formerly The Bank of New York Trust Company, National Association), as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Parent Guarantor executed and delivered to the Trustee an Indenture dated as of November 14, 2006 (the “Indenture”) between the Company, the Parent Guarantor and the Trustee, pursuant to which the Company issued Junior Subordinated Debt Securities due December 15, 2036 (the “Debt Securities”);

WHEREAS, the Parent Guarantor has entered into an Agreement and Plan of Merger and Amalgamation, dated September 21, 2010, by and among Bayside Equity Holdings LLC, Majestic Capital Acquisition Corp., and Parent Guarantor, and as condition to the closing thereunder, the Company is required to amend certain provisions of the Indenture;

WHEREAS, Section 9.02 of the Indenture provides that the Company, when authorized by a resolution of the Board of Directors, and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debt Securities outstanding and the consent of the holders of a majority in aggregate liquidation amount of the outstanding Capital Securities, may amend the Indenture;

WHEREAS, the Company launched a consent solicitation to amend the terms of the Indenture pursuant to a Notice of Consent Solicitation dated November 4, 2010, and the holders of not less than a majority in aggregate principal amount of the Debt Securities outstanding and the consent of the holders of a majority in aggregate liquidation amount of the outstanding Capital Securities have consented in writing to the substance of the amendments of the Indenture set forth in this Supplemental Indenture;

WHEREAS, the Company has delivered or is delivering contemporaneously herewith to the Trustee a copy an Officers’ Certificate and an Opinion of Counsel pursuant to Section 14.06 of the Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture valid and binding have been complied with or have been done or performed;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1                      General. For all purposes of the Indenture and this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)           the words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Indenture and this Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

(b)           capitalized terms used but not defined in this Supplemental Indenture shall have the meanings assigned to them in the Indenture.

ARTICLE II.

AMENDMENT OF INDENTURE

Section 2.1                      Amendment to Definitions. Section 1.1 of the Indenture is hereby amended by inserting the following new definition alphabetically into Section 1.1 of the Indenture:

“Premium Volume” means the aggregate, but without duplication, of (i) direct written premium and assumed written premium (as such terms are defined by applicable statutory accounting practices) generated from insurance policies written by insurance company subsidiaries of the Company and (ii) direct written premium and assumed written premium (as such terms are defined by applicable statutory accounting practices) produced or managed under the Company’s insurance services segment including, without limitation, premiums produced or managed as an insurance producer, managing general agent or managing general underwriter.

Section 2.2                      Amendment to Covenants. Section 3.08 is hereby amended and restated in its entirety as follows:

“If Debt Securities are initially issued to the Trust or a trustee of such Trust in connection with the issuance of Trust Securities by the Trust (regardless of whether Debt Securities continue to be held by such Trust) and (1) there shall have occurred and be continuing an Event of Default, (2) the Company or the Parent Guarantor shall be in default with respect to its payment of any obligations under the Capital Securities Guarantee or the Parent Guarantee Agreement, respectively, (3) the Company shall have given notice of its election to defer payments of interest on the Debt Securities by extending the interest payment period as provided herein and such period, or any extension thereof, shall have commenced and be continuing, or (4)(x) the dollar amount of the Company’s Premium Volume in any calendar year fails to exceed 51% of the Company’s Premium Volume in the previous calendar year; or (y) the Company sells more than 51% of its rights to renew its Premium Volume in one or more transactions over the course of a twelve (12) month period, then the Company and the Parent Guarantor shall not, and shall not permit any Affiliate of the Company and Parent Guarantor that is controlled by the Company or Parent Guarantor to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s, the Parent Guarantor’s or such controlled Affiliate’s capital stock (other than payments of dividends or distributions to the Company or the Parent Guarantor) or make any guarantee payments with respect to the foregoing, (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company, the Parent Guarantor or any Affiliate of the Company and Parent Guarantor that is controlled by the Company or Parent Guarantor that rank pari passu in all respects with or junior in interest to the Debt Securities or (iii) make any payment under any guarantees of the Company, the Parent Guarantor or any Affiliate of the Company and Parent Guarantor that is controlled by the Company or Parent Guarantor that rank in all respects pari passu with or junior in interest to the Capital Securities Guarantee (other than, with respect to clauses (i), (ii) and (iii) above, (A) repurchases, redemptions or other acquisitions of shares of capital stock of the Company or any subsidiary of the Company (I) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, (II) in connection with a dividend reinvestment or stockholder stock purchase plan and/or (III) in connection with the issuance of capital stock of the Company or such subsidiary (or securities convertible into or exercisable for such capital stock), as consideration in an acquisition transaction entered into prior to the occurrence of (i), (ii) or (iii) above, (B) as a result of any exchange, reclassification, combination or conversion of any class or series of the Company’s capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company’s capital stock (or in the case of a subsidiary of the Company, any class or series of such subsidiary’s capital stock) or of any class or series of the Company’s indebtedness for any class or series of the Company’s capital stock (or in the case of indebtedness of a subsidiary of the Company, any class or series of such subsidiary’s indebtedness for any class or series of such subsidiary’s capital stock), (C) the purchase of fractional interests in shares of the Company’s capital stock (or the capital stock of any subsidiary of the Company) pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (D) any declaration of a dividend in connection with any stockholder’s rights plan, or the issuance of rights, stock or other property under any stockholder’s rights plan, or the redemption or repurchase of rights pursuant thereto, (E) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock and any cash payments in lieu of fractional shares issued in connection therewith, or (F) payments under the Capital Securities Guarantee or Parent Guarantee Agreement), or (iv) enter into any contracts with shareholders holding more than 10% of the outstanding shares of common stock of the Parent Guarantor or the Company ((i), (ii), (iii) and (iv) above collectively, the “Block”).

Section 2.3                      Amendment to Events of Default. Subsection (h) of Section 5.01 is hereby amended and restated in its entirety as follows:

“(h)                 (i) the dollar amount of the Company’s Premium Volume in any calendar year fails to exceed 51% of the Company’s Premium Volume in the previous calendar year; or (ii) the Company sells more than 51% of its rights to renew its Premium Volume in one or more transactions over the course of a twelve (12) month period.

Section 2.4                      Defined Terms; Related Amendments. Any provisions contained in the Debt Securities or the form of Debt Securities attached to the Indenture as Exhibit A that relate to any sections of the Indenture that are amended by this Supplemental Indenture shall be likewise amended so that any such provisions contained in the Debt Securities or such form of Debt Securities will conform to and be consistent with such amended provisions of the Indenture.

ARTICLE III.

MISCELLANEOUS PROVISIONS

Section 3.1                      Effectiveness. This Supplemental Indenture shall become effective upon its execution and delivery by the Company and the Trustee. Upon the execution and delivery of this Supplemental Indenture by the Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Debt Security heretofore or hereafter authenticated and delivered under the Indenture, and the holders thereof, shall be bound thereby.

Section 3.2                      Indenture Remains in Full Force and Effect. Except as amended, deleted or supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

Section 3.3                      Indenture and Supplemental Indenture Construed Together. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together. In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Supplemental Indenture, then the terms and conditions of this Supplemental Indenture shall prevail.

Section 3.4                      Confirmation and Preservation of Indenture. The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

Section 3.5                      Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under the Trust Indenture Act to be part of and govern any provision of this Supplemental Indenture, such provision of the Trust Indenture Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

Section 3.6                      Severability. In case any one or more of the provisions contained in this Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture, but this Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

Section 3.7                      Headings. The Article and Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 3.8                      Benefits of Supplemental Indenture, etc. Nothing in this Supplemental Indenture or the Debt Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Securityholders, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Debt Securities.

Section 3.9                      Successors. All agreements of the Company and the Parent Guarantor in this Supplemental Indenture shall bind their respective successors, and all agreements of the Trustee in this Supplemental Indenture shall bind its successors, whether so expressed or not.

Section 3.10                      Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company and the Parent Guarantor and the Trustee assumes no responsibility for their correctness. The Trustee shall not be liable or responsible for the validity or sufficiency of this Supplemental Indenture.

Section 3.11                      Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

Section 3.12                      Governing Law. This Supplemental Indenture shall be deemed to be a contract made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State, without regard to conflict of laws principles of said State other than Section 5-1401 of the New York General Obligations Law.

Section 3.13                      Execution in Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the date first written.

MAJESTIC USA CAPITAL, INC.

By:  ________________________________
Name:
Title:

MAJESTIC CAPITAL, LTD.

By:  ________________________________
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:  ________________________________
Name:
Title:

APPENDIX B

AMENDMENT NO. 1

TO

AMENDED AND RESTATED DECLARATION OF TRUST

OF

CRM USA HOLDINGS TRUST I

Dated [●], 2010

AMENDMENT NO. 1 (this “Amendment”), dated as of [●], 2010, to the Amended and Restated Declaration of Trust (“Declaration of Trust”), dated November 14, 2006, of CRM USA Holdings Trust I (the “Trust’), is entered into by and among the Trust, BNY Mellon Trust of Delaware (formerly The Bank of New York (Delaware)), as Delaware Trustee, The Bank of New York Mellon Trust Company, National Association (formerly The Bank of New York Trust Company, National Association), as Institutional Trustee, Majestic USA Capital, Inc. (formerly known as CRM USA Holdings Inc.), as Sponsor, and Majestic Capital, Ltd. (formerly known as CRM Holdings, Ltd.), as Parent Guarantor.

W I T N E S S E T H:

WHEREAS, the Delaware Trustee and the Sponsor established the Trust, a statutory trust under the Statutory Trust Act, pursuant to a Declaration of Trust, dated as of November 6, 2006, (the “Original Declaration”), as amended and restated by an Amended and Restated Declaration of Trust, dated November 14, 2006 (the “Declaration of Trust”), and the filing of a Certificate of Trust with the Secretary of State of the State of Delaware on November 6, 2006;

WHEREAS, the Sponsor and the Parent Guarantor executed and delivered to the Institutional Trustee an Indenture dated as of November 14, 2006 (the “Indenture”) between the Sponsor, the Parent Guarantor and the Institutional Trustee, pursuant to which the Sponsor issued Junior Subordinated Debt Securities due December 15, 2036 (the “Debt Securities”) to the Trust;

WHEREAS, the Parent Guarantor has entered into an Agreement and Plan of Merger and Amalgamation, dated September 21, 2010, by and among Bayside Equity Holdings LLC, Majestic Capital Acquisition Corp., and Parent Guarantor, and as condition to the closing thereunder, the Sponsor is required to amend certain provisions of the Indenture, which require certain conforming amendments to certain provisions of the Declaration of Trust;

WHEREAS, Article XI of the Declaration of Trust provides that, upon the consent of the Holders of a Majority in liquidation amount of the Capital Securities, the Declaration of Trust may be amended by a written instrument approved and executed by (i) the Institutional Trustee; (ii) the Delaware Trustee, if such amendment affects the rights, powers, duties, obligations or immunities of the Delaware Trustee; (iii) the Administrators, if such amendment affects the rights, powers, duties, obligations or immunities of the Administrators; and (iv) the Holders of a Majority in liquidation amount of the Common Securities;

WHEREAS, the Sponsor launched a consent solicitation to amend the terms of the Indenture and Declaration of Trust pursuant to a Notice of Consent Solicitation dated November 4, 2010, and the Holders of not less than a Majority in liquidation amount of the Capital Securities have consented in writing to the substance of the amendments of the Declaration of Trust set forth in this Amendment;

WHEREAS, the Sponsor has delivered or is delivering contemporaneously herewith to the Institutional Trustee a copy an Officers’ Certificate and an Opinion of Counsel pursuant to Section 11.1 of the Declaration of Trust; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Amendment and to make this Amendment valid and binding have been complied with or have been done or performed;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree to amend the Declaration of Trust as follows:

ARTICLE I.

DEFINITIONS

Section 1.1                      General. For all purposes of this Amendment, except as otherwise expressly provided or unless the context otherwise requires:

(a)           the words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Declaration of Trust and this Amendment as a whole and not to any particular Article, Section or subdivision; and

(b)           capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Declaration of Trust.

ARTICLE II.

AMENDMENT OF DECLARATION OF TRUST

Section 2.1                      Amendment to Definitions. Section 1.1 of the Declaration Trust is hereby amended by inserting the following new definition alphabetically into Section 1.1 of the Declaration of Trust:

“Premium Volume” means the aggregate, but without duplication, of (i) direct written premium and assumed written premium (as such terms are defined by applicable statutory accounting practices) generated from insurance policies written by insurance company subsidiaries of the Debenture Issuer and (ii) direct written premium and assumed written premium (as such terms are defined by applicable statutory accounting practices) produced or managed under the Debenture Issuer’s insurance services segment including, without limitation, premiums produced or managed as an insurance producer, managing general agent or managing general underwriter.

Section 2.2                      Amendment to Annex I of the Declaration of Trust. Section 2(d) of Annex I of the Declaration of Trust adopted pursuant to Section 6.4 of the Declaration of Trust is hereby amended and restated in its entirety as follows:

“(d)           On each LIBOR Determination Date, the Calculation Agent shall notify, in writing, the Sponsor and the Paying Agent of the applicable Coupon Rate in effect for the related Distribution Period. The Calculation Agent shall, upon the request of the Holder of any Securities, provide the Coupon Rate then in effect. All calculations made by the Calculation Agent in the absence of manifest error shall be conclusive for all purposes and binding on the Sponsor and the Holders of the Securities. The Paying Agent shall be entitled to rely on information received from the Calculation Agent or the Sponsor as to the Coupon Rate. The Sponsor shall, from time to time, provide any necessary information to the Paying Agent relating to any original issue discount and interest on the Securities that is included in any payment and reportable for taxable income calculation purposes.

Distributions on the Securities will be cumulative, will accrue from the date of original issuance, and will be payable, subject to extension of Distribution payment periods as described herein, quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on December 15, 2006 (each, a “Distribution Payment Date”). Subject to prior submission of Notice (as defined in the Indenture), the Debenture Issuer has the right under the Indenture to defer payments of interest on the Debentures by extending the interest payment period for up to 20 consecutive quarterly periods (each such extended interest payment period together with all previous and future consecutive extensions thereof, is referred to herein as an “Extension Period”) at any time and from time to time on the Debentures, subject to the conditions described below and in the Indenture, during which Extension Period no interest shall be due and payable (except any Additional Interest that may be due and payable). During any Extension Period, interest will continue to accrue on the Debentures, and interest on such accrued interest (such accrued interest and interest thereon referred to herein as “Deferred Interest”) will accrue at an annual rate equal to the Coupon Rate in effect for each such Extension Period, compounded quarterly from the date such Deferred Interest would have been payable were it not for the Extension Period, to the extent permitted by law.

No Extension Period may end on a date other than a Distribution Payment Date. At the end of any such Extension Period, the Debenture Issuer shall pay all Deferred Interest then accrued and unpaid on the Debentures; provided, however, that no Extension Period may extend beyond the Maturity Date, any Redemption Date or Special Redemption Date and provided, further, that if (1) there shall have occurred and be continuing an Event of Default, (2) the Debenture Issuer or the Parent Guarantor shall be in default with respect to its payment of any obligations under the Guarantee or the Parent Guarantee Agreement, respectively, (3) the Debenture Issuer shall have given notice of its election to defer payments of interest on the Debt Securities by extending the interest payment period as provided herein and such period, or any extension thereof, shall have commenced and be continuing, or (4)(x) the dollar amount of the Debenture Issuer’s Premium Volume in any calendar year fails to exceed 51% of the Debenture Issuer’s Premium Volume in the previous calendar year; or (y) the Debenture Issuer sells more than 51% of its rights to renew its Premium Volume in one or more transactions over the course of a twelve (12) month period, then the Parent Guarantor and Debenture Issuer shall not, and shall not permit any Affiliate of the Debenture Issuer and Parent Guarantor that is controlled by the Debenture Issuer or Parent Guarantor to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Debenture Issuer’s, the Parent Guarantor’s or such controlled Affiliate’s capital stock (other than payments of dividends or distributions to the Debenture Issuer or the Parent Guarantor) or make any guarantee payments with respect to the foregoing, (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Debenture Issuer, the Parent Guarantor or any Affiliate of the Debenture Issuer and Parent Guarantor that is controlled by the Debenture Issuer or Parent Guarantor that rank pari passu in all respects with or junior in interest to the Debt Securities or (iii) make any payment under any guarantees of the Debenture Issuer, the Parent Guarantor or any Affiliate of the Debenture Issuer and Parent Guarantor that is controlled by the Debenture Issuer or Parent Guarantor that rank in all respects pari passu with or junior in interest to the Capital Securities Guarantee (other than, with respect to clauses (i), (ii) and (iii) above, (A) repurchases, redemptions or other acquisitions of shares of capital stock of the Debenture Issuer or any subsidiary of the Debenture Issuer (I) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, (II) in connection with a dividend reinvestment or stockholder stock purchase plan and/or (III) in connection with the issuance of capital stock of the Debenture Issuer or such subsidiary (or securities convertible into or exercisable for such capital stock), as consideration in an acquisition transaction entered into prior to the occurrence of (i), (ii) or (iii) above, (B) as a result of any exchange, reclassification, combination or conversion of any class or series of the Debenture Issuer’s capital stock (or any capital stock of a subsidiary of the Debenture Issuer) for any class or series of the Debenture Issuer’s capital stock (or in the case of a subsidiary of the Debenture Issuer, any class or series of such subsidiary’s capital stock) or of any class or series of the Debenture Issuer’s indebtedness for any class or series of the Debenture Issuer’s capital stock (or in the case of indebtedness of a subsidiary of the Debenture Issuer, any class or series of such subsidiary’s indebtedness for any class or series of such subsidiary’s capital stock), (C) the purchase of fractional interests in shares of the Debenture Issuer’s capital stock (or the capital stock of any subsidiary of the Debenture Issuer) pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (D) any declaration of a dividend in connection with any stockholder’s rights plan, or the issuance of rights, stock or other property under any stockholder’s rights plan, or the redemption or repurchase of rights pursuant thereto, (E) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock and any cash payments in lieu of fractional shares issued in connection therewith, or (F) payments under the Guarantee Agreement), or (iv) enter into any contracts with shareholders holding more than 10% of the outstanding shares of common stock of the Debenture Issuer ((i), (ii), (iii) and (iv) above collectively, the “Block”). Prior to the termination of any Extension Period, the Debenture Issuer may further extend such period, provided, that such period together with all such previous and further consecutive extensions thereof shall not exceed 20 consecutive quarterly periods, or extend beyond the Maturity Date. Upon the termination of any Extension Period and upon the payment of all Deferred Interest, the Debenture Issuer may commence a new Extension Period, subject to the requirements herein and in the Indenture. No interest or Deferred Interest (except any Additional Interest that may be due and payable) shall be due and payable during an Extension Period, except at the end thereof, but Deferred Interest shall accrue upon each installment of interest that would otherwise have been due and payable during such Extension Period until such installment is paid. If Distributions are deferred, the Distributions due shall be paid on the date that the related Extension Period terminates to Holders of the Securities as they appear on the books and records of the Trust on the record date immediately preceding such date. Distributions on the Securities must be paid on the dates payable (after giving effect to any Extension Period) to the extent that the Trust has funds legally available for the payment of such distributions in the Property Account of the Trust. The Trust’s funds available for distribution to the Holders of the Securities will be limited to payments received from the Debenture Issuer. The payment of Distributions out of moneys held by the Trust is guaranteed by the Guarantor and the Parent Guarantor pursuant to the Guarantee.”

Section 2.3                      Defined Terms; Related Amendments. Any provisions contained in the Common Securities or Capital Securities or the form of Common Securities or Capital Securities attached to the Declaration of Trust as Exhibits A-1 and A-2, respectively, that relate to any sections of the Declaration of Trust that are amended by this Amendment shall be likewise amended so that any such provisions contained in the Common Securities or Capital Securities or such form of Common Securities or Capital Securities will conform to and be consistent with such amended provisions of the Declaration of Trust.

ARTICLE III.

MISCELLANEOUS PROVISIONS

Section 3.1                      Effectiveness. This Amendment shall become effective upon its execution and delivery by the parties hereto. Upon the execution and delivery of this Amendment by the parties hereto, the Declaration of Trust shall be amended in accordance herewith, and this Amendment shall form a part of the Declaration of Trust for all purposes, and every Common Security or Capital Security heretofore or hereafter authenticated and delivered under the Declaration of Trust, and the holders thereof, shall be bound thereby.

Section 3.2                      Declaration of Trust Remains in Full Force and Effect. Except as amended, deleted or supplemented hereby, all provisions in the Declaration of Trust shall remain in full force and effect.

Section 3.3                      Declaration of Trust and Amendment Construed Together. This Amendment is an amendment to the Declaration of Trust, and the Declaration of Trust and this Amendment shall henceforth be read and construed together. In the event of a conflict between the terms and conditions of the Declaration of Trust and the terms and conditions of this Amendment, then the terms and conditions of this Amendment shall prevail.

Section 3.4                      Confirmation and Preservation of Declaration of Trust. The Declaration of Trust as amended by this Amendment is in all respects confirmed and preserved.

Section 3.5                      Conflict with Trust Indenture Act. If any provision of this Amendment limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under the Trust Indenture Act to be part of and govern any provision of this Amendment, such provision of the Trust Indenture Act shall control. If any provision of this Amendment modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Amendment, as the case may be.

Section 3.6                      Partial Enforceability. If any provision of this Amendment, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Amendment, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

Section 3.7                      Headings. Headings contained in this Amendment are inserted for convenience of reference only and do not affect the interpretation of this Amendment or any provision hereof.

Section 3.8                      Benefits of Amendment. Nothing in this Amendment, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit of any legal or equitable right, remedy or claim under the Declaration of Trust, this Amendment or the Common Securities or Capital Securities.

Section 3.9                      Successors and Assigns. Whenever in this Amendment any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Amendment by the Sponsor, the Parent Guarantor and the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether or not so expressed.

Section 3.10                      Trustees Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Sponsor and the Parent Guarantor and the Trustees assume no responsibility for their correctness. The Trustees shall not be liable or responsible for the validity or sufficiency of this Amendment.

Section 3.11                      Certain Duties and Responsibilities of the Trustees. In entering into this Amendment, the Trustees shall be entitled to the benefit of every provision of the Declaration of Trust relating to the conduct or affecting the liability or affording protection to the Trustees, whether or not elsewhere herein so provided.

Section 3.12                      Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the law of the State of Delaware and all rights, obligations and remedies shall be governed by such laws without regard to the principles of conflict of laws of the State of Delaware or any other jurisdiction that would call for the application of the law of any jurisdiction other than the State of Delaware.

Section 3.13                      Counterparts. This Amendment may contain more than one counterpart of the signature page and this Amendment may be executed by the affixing of the signature of each of the Trustees and Administrators to any of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the day and year first above written.

BNY MELLON TRUST OF DELAWARE,
as Delaware Trustee

By: _________________________________
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION,
as Institutional Trustee

By: _________________________________
Name:
Title:

MAJESTIC USA CAPITAL, INC., as Sponsor

By: _________________________________
Name:
Title:

CRM USA HOLDINGS TRUST I

By: _________________________________
      James J. Scardino
      Administrator

By: _________________________________
      Louis J. Viglotti
      Administrator

MAJESTIC CAPITAL, LTD., as Parent Guarantor

By: _________________________________
Name:
Title:

The Tabulation Agent for this Consent Solicitation is:

The Bank of New York Mellon
Corporate Trust Operations
Reorganization Unit
480 Washington Blvd., 27 A.
Jersey City, NJ 07310
Attn: Mr. David Mauer
Phone: (212) 815-3687
Fax: (212) 298-1915

The Solicitation Agent for this Consent Solicitation is:

199 Water Street
26th Floor
New York, NY 10038
Telephone: (866) 391-6921
Banks and Brokers Call: (212) 440-9800